Exhibit 99.1

YULONG REPORTS RECORD REVENUE AND NET INCOME FOR FISCAL 2016 6M PERIOD

Fiscal 2016 6M Net Income Increased 36.5% on 11.8% Revenue Increase;

CWM Segment Generated $3.9 Million Revenue, or 15% of Total Revenue with a Gross Margin of 60%

PINGDINGSHAN, China, February 16, 2016 -- Yulong Eco-Materials Limited (NasdaqCM:YECO), an eco-friendly building products and construction waste management company, today announced its financial results for fiscal 2016 Q2 and 6M periods ended December 31, 2015.

Financial Snapshot ($ million)

	Q2 fiscal 2016	Q2 fiscal 2015	% change		6M fiscal 2016	6M fiscal 2015	% change
Revenue	12.6	11.5	9.3%		25.9	23.2	11.8%
Gross Profit	4.8	4.1	15.5%		10.2	8.3	23.6%
Gross Margin	38.0%	36.0%	200	bps	39.5%	35.7%	380	bps
Net Income	2.1	1.8	15.7%		5.7	4.2	36.5%
EPS*	0.18	0.23	(21.7)%		0.48	0.52	(7.7)%

*Basic and diluted earnings per share for the Q2 and 6M periods of fiscal 2016 were calculated on approximately 48% more shares outstanding than in the prior year period, due to new shares issued in Yulong’s IPO completed on July 1, 2015.

	As of 12/31/2015	As of 6/30/2015	% change
Cash & Cash Equivalents	29.7	16.5	80.5%
Total Liabilities	20.3	30.9	(34.4)%

As expected, for fiscal 2016 6M we reported record revenue and net income due to approximately $3.9 million incremental revenue generated by the company’s high margin construction waste management (CWM) division, which commenced operations in April 2015. While our CWM business is still in its infancy, it has already become a major contributor of revenue growth in the recent quarters. The CWM division generated approximately $0.7 million in fiscal 2015 Q4 and over $1.9 million in each subsequent quarter. We expect this positive trend for the CWM segment to continue in the coming quarters while our brick and cement business is expected to remain stable. Of note, our total revenue was affected by the depreciation of the RMB against the US dollar as compared to a year ago.

The company’s total gross margin for fiscal 2016 6M improved to 39.5% mainly due to the 60% gross margin generated by our CWM division. Total G&A expenses increased by 33.9% mainly due expenses associated with costs related to our public company status, fees which were not incurred in the same period of fiscal 2015, and also due to other expenses related to business development. Regardless, income from operations for fiscal 2016 6M period improved by 24.2%, and net income increased by 36.5%.

Cash and cash equivalents at December 31, 2015 increased to approximately $29.7 million, mainly due to $10.9 million in proceeds from our initial public offering which closed on July 1, 2015, and $4.6 million from cash provided by operating activities during fiscal 2016 6M period.

Recent Developments and Contracts

●       Zhengzhou City

-	Zhengdong New District: CWM contract potentially worth up to $35 million for a period of 4 years
-	Zhengzhou Airport Zone: CWM contract potentially worth up to $55 million for a period of 7 years

●       Shangqiu City:

-	Established a branch office to carry out construction waste hauling services for a section of the proposed high-speed rail line connecting the cities of Zhengzhou in Henan, and Xuzhou in Jiangsu Province
-	Initial CWM contract potentially worth up to $3.9 million for a period of 18-months related to the above high speed train project
-	25-year exclusive CWM license with total potential revenue of up to $170 million
-	In process of evaluating a request from Shangqiu’s municipal government to consolidate the hauling of the city’s construction waste, which would require us to establish a construction waste processing facility in Shangqiu similar to the one in Pingdingshan

●       Provincial Technical Code

-	Department of Transportation of Henan Province gave final approval for the company’s provincial technical code established to govern the use of recycled construction waste materials in the production of roadbed
-	Following this approval, the code will be revised according to the Department’s recommendations and is expected to be published soon
-	In negotiations with road and highway construction companies to sell current recycled waste inventory before 2016 fiscal year-end, estimated to contribute more than $5 million to our top line for fiscal 2016

The Company’s Chief Executive, Mr. Yulong Zhu, commented, “The CWM division has become a major contributor of our improved top and bottom line. It has generated revenue of approximately $4 million, or 15% of total revenue, for fiscal 2016 6M period, we expect this division to represent over 20% of Yulong’s total revenue in fiscal 2016 as a whole. While we expect to continue generating substantial revenue from the hauling and recycling contracts we received in the recent months, we expect to begin selling the recycled waste materials to contractors constructing major roads and highways in Henan Province, once our technical code is published by Henan’s Department of Transportation.”

Mr. Zhu added, “We are exploring several opportunities to expand our CWM segment in other cities within Henan Province. Looking forward to report our progress in the coming months.”

About Yulong Eco-Materials

Yulong is a vertically integrated manufacturer of eco-friendly building products and a construction waste management company located in the city of Pingdingshan in Henan Province, China. The Company is currently Pingdingshan’s leading producer of fly-ash bricks and concrete as well as exclusive provider of waste management services in Pingdingshan and Shangqiu.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

Investor Relations Counsel:

The Equity Group Inc.

Lena Cati, 212-836-9611

Vice President

lcati@equityny.com

www.theequitygroup.com

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 YULONG ECO-MATERIALS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2015	2014	2015	2014
REVENUES
Bricks	$3,431,281	$3,899,094	$7,466,382	$8,075,328
Concrete	7,241,359	7,624,775	14,579,688	15,125,456
Recycling	1,919,020	-	3,896,458	-
TOTAL REVENUES	12,591,660	11,523,869	25,942,528	23,200,784

COST OF REVENUES
Bricks	1,533,857	1,555,768	3,319,481	3,188,208
Concrete	5,429,785	5,819,960	10,825,943	11,731,023
Recycling	838,435	-	1,561,760	-
TOTAL COST OF REVENUES	7,802,077	7,375,728	15,707,184	14,919,231

GROSS PROFIT	4,789,583	4,148,141	10,235,344	8,281,553

OPERATING EXPENSES:
Selling	106,262	169,805	250,910	365,763
General and administrative	1,363,588	993,093	2,142,213	1,599,667
Total operating expenses	1,469,850	1,162,898	2,393,123	1,965,430

INCOME FROM OPERATIONS	3,319,733	2,985,243	7,842,221	6,316,123

OTHER INCOME (EXPENSE), net
Interest income	26,134	11,490	46,037	28,421
Interest expense	(217,505)	(322,630)	(485,670)	(650,014)
Change in fair value of warrant liabilities	(205,425)	-	142,774	-
Foreign exchange transaction gain (loss)	3,699	-	(2,235)	-
Other finance expense	(341)	(447)	(16,851)	(758)
Other income (expense), net	155,842	(49,880)	205,176	(85,852)
Total other expense, net	(237,596)	(361,467)	(110,769)	(708,203)

INCOME BEFORE INCOME TAXES	3,082,137	2,623,776	7,731,452	5,607,920

PROVISION FOR INCOME TAXES	985,888	812,373	2,054,520	1,448,796

NET INCOME	2,096,249	1,811,403	5,676,932	4,159,124

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	(1,384,464)	46,124	(4,035,966)	49,145

COMPREHENSIVE INCOME	$711,785	$1,857,527	$1,640,966	$4,208,269

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	11,869,938	8,000,000	11,869,938	8,000,000

EARNINGS PER SHARE
Basic and diluted	$0.18	$0.23	$0.48	$0.52

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YULONG ECO-MATERIALS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS	December 31,	June 30,
	2015	2015
CURRENT ASSETS
Cash and cash equivalents	$29,729,771	$16,470,299
Accounts receivable	10,065,705	9,329,495
Deposits and other receivables	1,064,962	286,153
Inventories	558,409	364,254
Advances to suppliers	25,676	17,421
Prepaid expenses and other	79,298	373,617
Total current assets	41,523,821	26,841,239

PLANT AND EQUIPMENT, net	39,102,439	41,267,655

OTHER ASSETS
Prepayments	3,315,566	3,658,748
Intangible assets, net	4,569,085	4,913,376
Deferred tax asset	597,850	520,147
Long-term deposit	634,642	397,300
Total other assets	9,117,143	9,489,571
Total assets	$89,743,403	$77,598,465

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short term loan - bank	$7,350,570	$7,972,190
Accounts payable, trade	747,253	1,726,158
Other payables and accrued liabilities	5,395,350	4,817,399
Other payables - related parties	196,894	2,584,104
Customer deposits	78,132	-
Taxes payable	1,927,055	1,098,093
Capital lease obligation-current portion	4,161,885	4,615,083
Dividends payable	-	7,994,125
Warrant liabilities	332,606	-
Total current liabilities	20,189,745	30,807,152

LONG TERM LIABILITIES
Capital lease obligation-net of current portion	100,941	138,952
Total long term liabilities	100,941	138,952
Total liabilities	20,290,686	30,946,104

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.00125 par value, 100,000,000 shares authorized, 11,869,938 and 8,000,000 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	14,838	10,000
Subscription receivable	(10,000)	(10,000)
Additional paid-in capital	40,166,016	19,011,464
Statutory reserves	3,922,228	3,922,228
Retained earnings	26,888,761	21,211,829
Accumulated other comprehensive (loss) income	(1,529,126)	2,506,840
Total equity	69,452,717	46,652,361
Total liabilities and equity	$89,743,403	$77,598,465

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